EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated October 8, 1999, which appears on the Annual Report on Form 10-KSB of NetCurrents, Inc. (formally IAT Resources Corporation) and subsidiaries for the year ended June 30, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 27, 2000